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                                                                    EXHIBIT 99.1

                                    CONSENT

     In connection with its forthcoming initial public offering (the "Offering"), Hospitality Design & Supply, Inc. (the "Company") expects to file a Registration Statement on Form S-1 with the Securities and Exchange Commission on or about March 2, 1999 (the "Registration Statement"). In anticipation of the undersigned being appointed to the Company's Board of Directors (the "Board") upon consummation of the Offering, the undersigned hereby consents to being named as a member of the Board in the Registration Statement.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the _____ day of _________________, 1999.

                                           ______________________________
                                           Executed By:
                                           John M. Richman
                                           Donald S. Perkins
                                           Cyrus F. Freidheim, Jr.
                                           John Breznikar
                                           Mark Levy
                                           Jerry K. Pearlman
                                           Chuck Rothkopf
                                           Kenneth W. Slutsky